UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2014

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.	Other Events.

On February 18, 2014, American Financial Group, Inc. (“AFG” or the “Registrant”) issued a press release announcing that its wholly-owned subsidiary Great American Insurance Company (“GAIC”) has increased the price per share that it will offer to pay for the outstanding shares of National Interstate Corporation common stock not currently owned by GAIC from $28.00 to $30.00 per share in cash without interest.  The press release also reports that the $30.00 per share price is GAIC’s best and final price and that AFG will make no further increase to the offer price.

A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

      (d)  Exhibits.

99.1	Press release dated February 18, 2014 This Exhibit is furnished pursuant to Item 8.01 and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: February 18, 2014	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President